Exhibit 10.1
AMENDMENT
TO THE
CAVCO INDUSTRIES, INC.
STOCK INCENTIVE PLAN
WHEREAS, Cavco Industries, Inc. (the “Company”) has adopted and currently maintains the Cavco Industries, Inc. Stock Incentive Plan, effective June 30, 2003 (the “Plan”); and
WHEREAS, Section 13 of the Plan gives the Board of Directors of the Company (the “Board”) the authority to amend the Plan at any time, subject to certain conditions; and
WHEREAS, the purpose of this Amendment is to clarify the language of the Plan as previously drafted to reflect more accurately the manner in which the Company has operated the Plan.
NOW, THEREFORE, the Plan is hereby amended as set forth below:
1. Section 7(e)(i) of the Plan is hereby restated and clarified to read as set forth below:
(i) No individual may be awarded a grant of Options (including Options awarded as Performance Awards) covering more than 450,000 Shares in any one-year period;
2. This Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.
3. The Board originally intended that awards of Options pursuant to the Plan would qualify for the “performance-based compensation” exception to Section 162(m) of the Internal Revenue Code and the Company has operated the Plan consistent with that intent from the Plan’s effective date. Accordingly, this clarifying Amendment is effective as of the effective date set forth in the Plan.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its authorized representative on May 20, 2010.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
James P. Glew
General Counsel and Secretary